EXHIBIT 10.57
GRANT AGREEMENT
pursuant to
THE JOHN B. SANFILIPPO & SON, INC.
1998 EQUITY INCENTIVE PLAN
as Amended October 26, 2000
between
and
JOHN B. SANFILIPPO & SON, INC.

Grant of Incentive Stock Option
for                     Shares at                    per Share

GRANT AGREEMENT
pursuant to
THE JOHN B. SANFILIPPO & SON, INC.
1998 EQUITY INCENTIVE PLAN
THIS GRANT AGREEMENT (the “Grant Agreement”) is made as of this ___(the “Grant Date”), by ___, an Employee of the Company (the “Optionee”) and John B. Sanfilippo & Son, Inc., a Delaware corporation (the “Company”). By executing this Grant Agreement, the Optionee agrees to be bound by the terms hereof and by the terms of The John B. Sanfilippo & Son, Inc. 1998 Equity Incentive Plan (the “Plan”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed thereto under the Plan.
INTRODUCTION
1.       The Company and its stockholders have adopted the Plan, a copy of which is attached hereto as Exhibit A and made a part hereof, for the purpose of increasing ownership of Common Stock, $.01 par value (“Common Stock”), of the Company by those key employees of the Company and its subsidiaries (including officers and directors who are also officers) and Outside Directors (as defined in the Plan) who contribute to the continued growth, development and financial success of the Company and its subsidiaries, and to attract and retain key employees and reward them for the Company’s profitable performance.
2.       The Company, pursuant to the terms of the Plan, has determined to grant, and the Optionee has determined to accept, an option for the purchase of shares of Common Stock.
TERMS OF THE GRANT
      The Company and the Optionee hereby agree to the following terms and conditions governing the grant of the option to purchase shares of Common Stock:
1.       Grant. The Company hereby grants to the Optionee an option (the “Option”) to purchase ___shares (the “Option Shares”) of Common Stock on the terms and conditions set forth herein and in the Plan. The number of Option Shares shall be subject to adjustments as provided in Section 4 below.
2.      Option Price. The price per share at which the Optionee may exercise the Option to purchase the Option Shares is ___(the “Option Price”). The Option Price shall be subject to adjustments as provided in Section 4 below.

3.      Exercise of Option and Option Period.
(a)      Subject to the conditions set forth herein and in the Plan (including without limitation the terms and conditions set forth in Section 14 of the Plan), the Optionee may exercise the Option granted herein from time to time, until the Option shall terminate or expire, in equal installments of 25% of the total number of the Option Shares on each of the first, second, third and fourth anniversaries of the Grant Date; provided, however, that the Optionee remains an Employee (as such term is defined in the Plan) of the Company on each such anniversary. To the extent not exercised, installments shall be cumulative and may be exercised in whole or in part.
(b)      The Option granted herein shall be exercised, in whole or in part, by delivery to the Company’s treasurer of written notice of intent to purchase a specific whole number of Option Shares subject to the Option. The Option Price for any Option Shares as to which the Option granted herein is exercised shall be paid in full at the time of the exercise. Payment may, at the election of the Optionee, be made in: (i) cash; (ii) shares of Common Stock valued at their Fair Market Value (as defined under Subsection 1.15 of the Plan) on the Date of Exercise; (iii) surrender of an exercisable Option granted under the Plan that covers shares of Common Stock with an aggregate Fair Market Value as of the date of exercise in excess of the aggregate dollar amount of the Option Prices (as defined under Subsection 1.23 the Plan) of such Shares under such Option equal to the Option Price for the Shares as to which the Option hereunder granted is being exercised; (iv) through delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount in cash equal to the Option Price for the Shares as to which the Option granted herein is being exercised; or (v) any combination of the foregoing.
(c)      The Option granted herein may not be exercised later than five (5) years, in the case of an Incentive Stock Option granted to a Ten Percent Owner (as defined in the Plan) from the Grant Date and is subject to earlier termination as provided in the Plan.
4.      Adjustments. In the event of any change in the outstanding Common Stock of the Company by reason of any stock dividend, stock split, reverse stock split, merger, recapitalization, share combination, consolidation, reorganization, conversion, exchange of shares or the like, the number of shares of Common Stock or securities subject to the Option granted herein and the Option Price, as the case may be, shall be appropriately adjusted to equitably reflect such event. If, prior to the exercise of any portion of the Option granted herein, the Company shall consolidate or merge with another corporation or liquidate, Optionee shall thereafter receive upon exercise of the Option the securities or property to which a holder of the number of shares of Common Stock deliverable upon the exercise of the Option would have been entitled by reason of such consolidation, merger or liquidation.
5.       Acknowledgment of Incentive Stock Option Designation. The parties hereby acknowledge that the Option granted herein is intended to be an Incentive Stock Option (as defined in the Plan) that, in addition to the other provisions of the Plan, shall be subject to the terms and conditions of Subsection 6.4 of the Plan.

6.      Compliance with Securities Laws and Company Policy. The Optionee may not offer, sell or otherwise dispose of any Option Shares in a way that would (i) require the Company to file any registration statement with the Securities and Exchange Commission, any similar filing under state law, or to amend or supplement any such filing, or (ii) violate or cause the Company to violate the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder or any other state or federal law. The Optionee will observe any and all policies of the Company when offering, selling or otherwise disposing of the Option Shares.
7.       Non-transferability. The Option granted herein is not assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Optionee’s lifetime, only by the Optionee.
8.      Governing Law. This Grant Agreement shall be governed, construed and administered in accordance with the laws of the State of Delaware, except its laws with respect to choice of law.
IN WITNESS WHEREOF, the parties hereto have executed this Grant Agreement as of this                      day of                     ,                    .

JOHN B. SANFILIPPO & SON, INC.

By:

Michael Valentine
Its: Executive Vice President of Finance,
Chief Financial Officer, Secretary